Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 25, 2018 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended December 31, 2017. Management will host a webcast conference call to discuss these results on Thursday, January 25, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results – Fourth Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	4th Q 2017		4th Q 2016		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$1,000.2	$999.9	$885.7	$898.9	13%	11%
Organic revenues		$939.3		$879.5		6.8%
Net earnings	$98.8		$78.6		26%
Net earnings margin	9.9%		8.9%		+101 bpts
Adjusted EBITDAC		$258.9		$229.4		13%
Adjusted EBITDAC margin		25.9%		25.5%		+37 bpts
Diluted net earnings per share	$0.53	$0.61	$0.44	$0.54	20%	13%

Risk Management Segment
Revenues	$197.1	$197.1	$185.6	$186.8	6%	6%
Organic revenues		$192.7		$186.5		3.3%
Net earnings	$14.1		$15.1		-7%
Net earnings margin	7.2%		8.1%		-99 bpts
Adjusted EBITDAC		$34.3		$33.3		3%
Adjusted EBITDAC margin		17.4%		17.8%		-43 bpts
Diluted net earnings per share	$0.08	$0.09	$0.08	$0.09	0%	0%

Corporate Segment
Diluted net earnings (loss) per share	$(0.04)	$0.12	$0.01	$0.03	-500%	300%

Total Company
Diluted net earnings per share	$0.57	$0.82	$0.53	$0.66	8%	24%

“We had a fantastic quarter to close out the year. For both the quarter and the full year, we delivered excellent revenue growth and margin expansion, completed high quality tuck-in mergers and grew earnings per share,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “We are well positioned for 2018. The insurance market is stable or improving in most geographies, we are providing valued insurance advice and delivering superior claim outcomes, our integration efforts are complete, our M&A pipeline is full and our most valuable asset, our unique Gallagher sales and service culture, is stronger than ever.”

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Summary of Financial Results – Year Ended December 31

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	Year 2017		Year 2016		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$3,830.5	$3,827.1	$3,527.9	$3,508.1	9%	9%
Organic revenues		$3,596.6		$3,446.8		4.4%
Net earnings	$424.0		$357.1		19%
Net earnings margin	11.1%		10.1%		+95 bpts
Adjusted EBITDAC		$1,050.0		$944.5		11%
Adjusted EBITDAC margin		27.4%		26.9%		+52 bpts
Diluted net earnings per share	$2.28	$2.54	$1.98	$2.29	15%	11%
Risk Management Segment
Revenues	$768.6	$768.6	$718.1	$720.1	7%	7%
Organic revenues		$756.1		$719.1		5.2%
Net earnings	$59.9		$57.2		5%
Net earnings margin	7.8%		8.0%		-18 bpts
Adjusted EBITDAC		$133.4		$125.0		7%
Adjusted EBITDAC margin		17.4%		17.4%		0 bpts
Diluted net earnings per share	$0.33	$0.34	$0.32	$0.33	3%	3%
Corporate Segment
Diluted net earnings (loss) per share	$(0.07)	$0.18	$0.02	$0.11	-450%	64%

Total Company
Diluted net earnings per share	$2.54	$3.06	$2.32	$2.73	9%	12%

Quarter Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	4th Q 17	4th Q 16	4th Q 17	4th Q 16	4th Q 17	4th Q 16	4th Q 17	4th Q 16
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,000.2	$885.7	$98.8	$78.6	$237.0	$210.8	$0.53	$0.44
Gains on book sales	(0.3)	(1.9)	(0.2)	(1.4)	(0.3)	(1.9)	—	(0.01)
Acquisition integration	—	—	3.9	7.7	5.1	10.2	0.02	0.04
Workforce & lease termination	—	—	12.1	6.5	15.7	8.6	0.07	0.04
Acquisition related adjustments	—	—	(1.5)	5.3	1.4	0.5	(0.01)	0.03
U.K. statutory income tax rate change	—	—	—	—	—	—	—	—
Levelized foreign currency translation	—	15.1	—	(0.1)	—	1.2	—	—

Brokerage, as adjusted *	999.9	898.9	113.1	96.6	258.9	229.4	0.61	0.54

Risk Management, as reported	197.1	185.6	14.1	15.1	34.0	32.3	0.08	0.08
Workforce & lease termination	—	—	0.2	0.6	0.3	0.9	—	0.01
Acquisition related adjustments	—	—	1.2	—	—	—	0.01	—
Levelized foreign currency translation	—	1.2	—	0.1	—	0.1	—	—

Risk Management, as adjusted *	197.1	186.8	15.5	15.8	34.3	33.3	0.09	0.09

Corporate, as reported	401.7	313.7	0.3	7.3	(57.7)	(45.8)	(0.04)	0.01
Litigation settlement	—	—	—	4.5	—	5.6	—	0.02
Home office lease termination/move	—	—	—	—	—	—	—	—
Tax adjustments	—	—	29.5	—	2.5	—	0.16	—

Corporate, as adjusted *	401.7	313.7	29.8	11.8	(55.2)	(40.2)	0.12	0.03

Total Company, as reported	$1,599.0	$1,385.0	$113.2	$101.0	$213.3	$197.3	$0.57	$0.53

Total Company, as adjusted *	$1,598.7	$1,399.4	$158.4	$124.2	$238.0	$222.5	$0.82	$0.66

Total Brokerage & Risk
Management, as reported	$1,197.3	$1,071.3	$112.9	$93.7	$271.0	$243.1	$0.61	$0.52

Total Brokerage & Risk
Management, as adjusted *	$1,197.0	$1,085.7	$128.6	$112.4	$293.2	$262.7	$0.70	$0.63

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*	For fourth quarter 2017, the pretax impact of the Brokerage Segment adjustments totals $18.6 million, with a corresponding adjustment to the provision for income taxes of $4.3 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $2.0 million, with a corresponding adjustment to the provision for income taxes of $0.6 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $2.5 million, with a corresponding adjustment to the benefit for income taxes of $27.0 million relating to these items. A detailed reconciliation of the 2017 and 2016 provision (benefit) for income taxes is shown on page 13.

Year Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	Year 17	Year 16	Year 17	Year 16	Year 17	Year 16	Year 17	Year 16
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,830.5	$3,527.9	$424.0	$357.1	$999.4	$885.2	$2.28	$1.98
Gains on book sales	(3.4)	(6.6)	(2.4)	(4.7)	(3.4)	(6.6)	(0.01)	(0.03)
Acquisition integration	—	—	10.5	32.8	14.8	45.7	0.06	0.18
Workforce & lease termination	—	—	21.9	15.1	30.1	20.7	0.12	0.09
Acquisition related adjustments	—	—	16.7	14.9	9.1	3.7	0.09	0.09
U.K. statutory income tax rate change	—	—	—	(1.5)	—	—	—	(0.01)
Levelized foreign currency translation	—	(13.2)	—	(2.2)	—	(4.2)	—	(0.01)

Brokerage, as adjusted *	3,827.1	3,508.1	470.7	411.5	1,050.0	944.5	2.54	2.29

Risk Management, as reported	768.6	718.1	59.9	57.2	132.5	122.2	0.33	0.32
Workforce & lease termination	—	—	0.5	1.5	0.9	2.2	—	0.01
Acquisition related adjustments	—	—	0.8	—	—	—	0.01	—
Levelized foreign currency translation	—	2.0	—	0.3	—	0.6	—	—

Risk Management, as adjusted *	768.6	720.1	61.2	59.0	133.4	125.0	0.34	0.33

Corporate, as reported	1,560.5	1,348.8	15.3	30.7	(213.0)	(157.8)	(0.07)	0.02
Litigation settlement	—	—	8.8	16.1	11.1	20.2	0.05	0.09
Home office lease termination/move	—	—	7.9	—	13.2	—	0.04	—
Tax adjustments	—	—	29.5	—	2.5	—	0.16	—

Corporate, as adjusted *	1,560.5	1,348.8	61.5	46.8	(186.2)	(137.6)	0.18	0.11

Total Company, as reported	$6,159.6	$5,594.8	$499.2	$445.0	$918.9	$849.6	$2.54	$2.32

Total Company, as adjusted *	$6,156.2	$5,577.0	$593.4	$517.3	$997.2	$931.9	$3.06	$2.73

Total Brokerage & Risk
Management, as reported	$4,599.1	$4,246.0	$483.9	$414.3	$1,131.9	$1,007.4	$2.61	$2.30

Total Brokerage & Risk
Management, as adjusted *	$4,595.7	$4,228.2	$531.9	$470.5	$1,183.4	$1,069.5	$2.88	$2.62

*	For 2017, the pretax impact of the Brokerage Segment adjustments totals $66.4 million, with a corresponding adjustment to the provision for income taxes of $19.7 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $2.0 million with a corresponding adjustment to the provision for income taxes of $0.7 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $26.8 million, with a corresponding adjustment to the benefit for income taxes of $19.4 million relating to these items. A detailed reconciliation of the 2017 and 2016 provision (benefit) for income taxes is shown on page 14.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 17	4th Q 16	Change	Year 17	Year 16	Change
Base Commissions and Fees
Commissions and fees, as reported	$919.9	$816.5	12.7%	$3,495.9	$3,214.8	8.7%
Less commissions and fees from acquisitions	(42.1)	—		(166.5)	—
Less disposed of operations	—	(2.3)		—	(3.8)
Levelized foreign currency translation	—	13.3		—	(12.9)

Organic base commissions and fees	$877.8	$827.5	6.1%	$3,329.4	$3,198.1	4.1%

Supplemental Revenues
Supplemental revenues, as reported	$47.8	$40.2	18.9%	$163.7	$147.0	11.4%
Less supplemental revenues from acquisitions	(1.1)	—		(2.5)	—
Less disposed of operations	—	—		—	(0.5)
Levelized foreign currency translation	—	1.2		—	(1.5)

Organic supplemental revenues	$46.7	$41.4	12.8%	$161.2	$145.0	11.2%

Contingent Revenues
Contingent revenues, as reported	$15.4	$10.5	46.7%	$111.8	$107.2	4.3%
Less contingent revenues from acquisitions	(0.6)	—		(5.8)	—
Less disposed of operations	—	—		—	(2.9)
Levelized foreign currency translation	—	0.1		—	(0.6)

Organic contingent revenues	$14.8	$10.6	39.6%	$106.0	$103.7	2.2%

Total reported commissions, fees, supplemental revenues and contingent revenues	$983.1	$867.2	13.4%	$3,771.4	$3,469.0	8.7%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(43.8)	—		(174.8)	—
Less disposed of operations	—	(2.3)		—	(7.2)
Levelized foreign currency translation	—	14.6		—	(15.0)

Total organic commissions, fees, supplemental revenues and contingent revenues	$939.3	$879.5	6.8%	$3,596.6	$3,446.8	4.4%

Acquisition Activity	4th Q 17	4th Q 16	Year 17	Year 16
Number of acquisitions closed *	9	9	36	37
Estimated annualized revenues acquired (in millions)	$29.3	$40.1	$159.0	$137.9

*	In the fourth quarter of 2017, Gallagher issued 273,000 shares for tax-free exchange mergers and repurchased a similar number of shares.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			4th Q 17	4th Q 16	Year 17	Year 16
Compensation expense, as reported			$595.5	$526.7	$2,217.2	$2,041.8
Acquisition integration			(0.9)	(2.9)	(7.6)	(16.9)
Workforce and lease termination related charges			(8.9)	(8.2)	(21.4)	(17.5)
Acquisition related adjustments			(1.4)	(0.5)	(9.1)	(3.7)
Levelized foreign currency translation			—	7.1	—	(11.8)

Compensation expense, as adjusted			$584.3	$522.2	$2,179.1	$1,991.9

Reported compensation expense ratios using reported revenues on pages 2 and 3	*		59.5%	59.5%	57.9%	57.9%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	*	58.4%	58.1%	56.9%	56.8%

*  Reported fourth quarter compensation ratio was flat to the same period in 2016. This ratio was primarily impacted by mid-year increases in base compensation and increased incentive compensation related to the favorable organic growth performance in the quarter, offset by lower integration costs.

**Adjusted fourth quarter compensation ratio was 0.3 pts higher than the same period in 2016. This ratio was primarily impacted by mid-year increases in base compensation and increased incentive compensation related to the favorable organic growth performance in the quarter.

Operating Expense and Ratios			4th Q 17	4th Q 16	Year 17	Year 16
Operating expense, as reported			$167.7	$148.2	$613.9	$600.9
Acquisition integration			(4.2)	(7.3)	(7.2)	(28.8)
Workforce and lease termination related charges			(6.8)	(0.4)	(8.7)	(3.2)
Levelized foreign currency translation			—	6.8	—	2.8

Operating expense, as adjusted			$156.7	$147.3	$598.0	$571.7

Reported operating expense ratios using reported revenues on pages 2 and 3	*		16.8%	16.7%	16.0%	17.0%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	*	15.7%	16.4%	15.6%	16.3%

*	Reported fourth quarter operating expense ratio was 0.1 pts higher than the same period in 2016. This ratio was primarily impacted by a non-cash lease termination charge related to the consolidation of a number of office locations, partially offset by lower integration costs and savings in professional fees.

**	Adjusted fourth quarter operating expense ratio was 0.7 pts lower than the same period in 2016. This ratio was primarily impacted by savings in professional fees and office-related expenses, partially offset by costs related to a one-time IT project.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		4th Q 17	4th Q 16	Change	Year 17	Year 16	Change
Net earnings, as reported		$98.8	$78.6	25.7%	$424.0	$357.1	18.7%
Provision for income taxes		55.9	45.3		222.5	194.1
Depreciation		15.9	14.6		61.8	57.2
Amortization		64.9	61.4		261.8	244.7
Change in estimated acquisition earnout payables		1.5	10.9		29.3	32.1

EBITDAC		237.0	210.8	12.4%	999.4	885.2	12.9%
Gains from books of business sales		(0.3)	(1.9)		(3.4)	(6.6)
Acquisition integration		5.1	10.2		14.8	45.7
Workforce and lease termination related charges		15.7	8.6		30.1	20.7
Acquisition related adjustments		1.4	0.5		9.1	3.7
Levelized foreign currency translation		—	1.2		—	(4.2)

EBITDAC, as adjusted		$258.9	$229.4	12.9%	$1,050.0	$944.5	11.2%

Net earnings margin, as reported using reported revenues on pages 2 and 3		9.9%	8.9%	+101 bpts	11.1%	10.1%	+95 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	*	25.9%	25.5%	+37 bpts	27.4%	26.9%	+52 bpts

*	Adjusted EBITDAC margin expansion for fourth quarter 2017 would have been approximately 70 basis points excluding the impact related to our equity investment in a Mexico-based affiliate and the one-time IT project discussed above.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 17	4th Q 16	Change	Year 17	Year 16	Change
Fees	$195.1	$183.9	6.1%	$762.7	$713.5	6.9%
International performance bonus fees	1.8	1.4		5.3	3.6

Fees as reported	196.9	185.3	6.3%	768.0	717.1	7.1%
Less fees from acquisitions	(4.2)	—		(11.9)	—
Levelized foreign currency translation	—	1.2		—	2.0

Organic fees	$192.7	$186.5	3.3%	$756.1	$719.1	5.2%

Compensation Expense and Ratios		4th Q 17	4th Q 16	Year 17	Year 16
Compensation expense, as reported		$113.3	$108.2	$446.9	$424.5
Workforce and lease termination related charges		(0.3)	(0.7)	(0.9)	(1.9)
Levelized foreign currency translation		—	0.8	—	1.1

Compensation expense, as adjusted		$113.0	$108.3	$446.0	$423.7

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	57.5%	58.3%	58.1%	59.1%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	57.3%	58.0%	58.0%	58.8%

*	Reported fourth quarter compensation ratio was 0.8 pts lower than the same period in 2016. Adjusted fourth quarter compensation ratio was 0.7 pts lower than the same period in 2016. Both ratios were primarily impacted by savings in base and incentive compensation and employee benefits related to headcount controls.

Operating Expense and Ratios		4th Q 17	4th Q 16	Year 17	Year 16
Operating expense, as reported		$49.8	$45.1	$189.2	$171.4
Workforce and lease termination related charges		—	(0.2)	—	(0.3)
Levelized foreign currency translation		—	0.3	—	0.3

Operating expense, as adjusted		$49.8	$45.2	$189.2	$171.4

Reported operating expense ratios using reported revenues on pages 2 and 3	*	25.3%	24.3%	24.6%	23.9%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	25.3%	24.2%	24.6%	23.8%

*	Reported fourth quarter operating expense ratio was 1.0 pts higher than the same period in 2016. Adjusted fourth quarter operating expense ratio was 1.1 pts higher than the same period in 2016. Both ratios were impacted by increased professional fees and technology costs.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 17	4th Q 16	Change	Year 17	Year 16	Change
Net earnings, as reported	$14.1	$15.1	-6.6%	$59.9	$57.2	4.7%
Provision for income taxes	9.2	9.5		37.0	35.3
Depreciation	8.0	7.0		31.1	27.2
Amortization	0.8	0.7		2.9	2.5
Change in estimated acquisition earnout payables	1.9	—		1.6	—

EBITDAC	34.0	32.3	5.3%	132.5	122.2	8.4%
Workforce and lease termination related charges	0.3	0.9		0.9	2.2
Levelized foreign currency translation	—	0.1		—	0.6

EBITDAC, as adjusted	$34.3	$33.3	3.0%	$133.4	$125.0	6.7%

Net earnings margin, as reported using reported revenues on pages 2 and 3	7.2%	8.1%	-99 bpts	7.8%	8.0%	-18 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	17.4%	17.8%	-43 bpts	17.4%	17.4%	0 bpts

Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2017			2016
	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
4th Quarter
Interest and banking costs	$(31.8)	$12.7	$(19.1)	$(29.2)	$11.7	$(17.5)
Clean energy related (1)	(46.8)	91.3	44.5	(35.1)	63.7	28.6
Acquisition costs	(3.8)	0.7	(3.1)	(0.9)	0.1	(0.8)
Corporate	(18.1)	18.5	0.4	(15.3)	10.4	(4.9)
Litigation settlement	—	—	—	(5.6)	1.1	(4.5)
Home office lease termination/move	—	—	—	—	—	—
Tax adjustments	(2.5)	(27.0)	(29.5)	—	—	—

Reported 4th quarter	(103.0)	96.2	(6.8)	(86.1)	87.0	0.9
Litigation settlement	—	—	—	5.6	(1.1)	4.5
Home office lease termination/move	—	—	—	—	—	—
Tax adjustments	2.5	27.0	29.5	—	—	—

Adjusted 4th quarter	$(100.5)	$123.2	$22.7	$(80.5)	$85.9	$5.4

Year
Interest and banking costs	$(126.8)	$50.8	$(76.0)	$(112.8)	$45.1	$(67.7)
Clean energy related (1)	(161.3)	294.0	132.7	(133.2)	247.6	114.4
Acquisition costs	(11.2)	2.9	(8.3)	(4.6)	0.7	(3.9)
Corporate	(67.2)	52.3	(14.9)	(43.0)	20.0	(23.0)
Litigation settlement	(11.1)	2.3	(8.8)	(20.2)	4.1	(16.1)
Home office lease termination/move	(13.2)	5.3	(7.9)	—	—	—
Tax adjustments	(2.5)	(27.0)	(29.5)	—	—	—

Reported full year	(393.3)	380.6	(12.7)	(313.8)	317.5	3.7
Litigation settlement	11.1	(2.3)	8.8	20.2	(4.1)	16.1
Home office lease termination/move	13.2	(5.3)	7.9	—	—	—
Tax adjustments	2.5	27.0	29.5	—	—	—

Adjusted full year	$(366.5)	$400.0	$33.5	$(293.6)	$313.4	$19.8

(1)	Pretax earnings for the fourth quarter are presented net of amounts attributable to noncontrolling interests of $7.1 million in 2017 and $6.4 million in 2016. Pretax earnings for the year ended are presented net of amounts attributable to noncontrolling interests of $28.0 million in 2017 and $27.0 million in 2016.

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Interest and banking costs and debt - At December 31, 2017, Gallagher had $2,798.0 million of borrowings from private placements, $190.0 million of short-term borrowings under its line of credit facility and $151.1 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In the CFO Commentary document, as of December 12, 2017, Gallagher provided an estimate of our fourth quarter 2017 after-tax loss for this line ranging between $5.0 million and $6.0 million. As shown on the previous page, Gallagher reported income of $0.4 million. Most of the favorable variance occurred because of more income tax benefit from employee share-based compensation than was estimated in December 2017 and the tax impact on the change in estimated acquisition earnout payables of tax-free exchange acquisitions.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter resulted in quarterly after-tax charges being incurred through June 30, 2017. No such charges were incurred in this segment in the fourth quarter of 2017.

Home Office Lease Termination/Move - During first quarter 2017, Gallagher relocated its corporate office headquarters to a nearby suburb of Chicago. No move-related charges were incurred in this segment in the fourth quarter of 2017.

Tax Adjustments - In the fourth quarter of 2017, new tax legislation was enacted in the U.S., which among other changes lowered the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. Accordingly, Gallagher adjusted its U.S. deferred tax asset and liability balances in 2017 to reflect this rate change and incurred a one-time estimated repatriation tax on untaxed accumulated foreign earnings, all of which resulted in a net charge of approximately $27.0 million in the aggregate in the fourth quarter of 2017. In addition, this amount includes the impact of some permanent tax differences. Pretax costs incurred related to tax reform were $2.5 million in the fourth quarter of 2017. The ultimate impact of the new tax legislation may differ from these estimates, due to, among other things, changes in interpretations and assumptions Gallagher has made or additional regulatory or accounting guidance that may be issued with respect to the new tax legislation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2017 and 2016 was (37.9)% and (46.8)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned and the impact of the income tax benefit of stock compensation in the fourth quarter of 2017. Offsetting the impact of these items in the fourth quarter of 2017 are the tax adjustments discussed above.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, January 25, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 33 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Impact of New Revenue Recognition Accounting Standard

A new revenue recognition accounting standard is effective beginning in first quarter 2018. Gallagher will adopt the new standard as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. Gallagher anticipates the cumulative effect of the adoption will be an increase to retained earnings as of January 1, 2016. The primary impacts of the new standard to our segments are anticipated to be as follows:

With respect to the Brokerage segment, we expect the adoption of the new standard to have a material impact on the presentation of our results of operations in certain quarters due to timing changes in the recognition of certain revenue and expenses. As a result, we will report a different seasonality with respect to quarterly results after adoption of the new standard, with a shift in the timing of revenue recognized from the second, third and fourth quarters to the first quarter. While Gallagher does not expect year-over-year revenue and expense comparisons to be materially affected by these changes, we do expect annual Brokerage segment revenue, net earnings and EBITDAC to be greater on an absolute basis under the new accounting standard.

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With respect to the Risk Management segment, under the new standard, Gallagher will record the full amount of certain claim revenue upon notification of the claim and defer revenue to reflect delivery of services over the claim handling period. Gallagher anticipates the net impact of the new standard will require more initial revenue deferral and revenue recognition over a longer period of time than under the old accounting standard. Gallagher does not expect a material change to annual Risk Management segment revenue, net earnings and EBITDAC on an absolute basis under the new accounting standard.

With respect to the Corporate segment, Gallagher expects that the timing related to recognition of revenue will remain substantially unchanged. Gallagher does not expect a material impact to its annual after tax earnings, but it does expect a material change in the emergence of its after tax earnings in the interim quarterly periods as income tax credits are recognized based on our quarterly consolidated pre-tax earnings patterns.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the impact of tax reform on our results and clean energy investments; (ii) the impact of a new revenue recognition accounting standard; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment and the state of insurance markets; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in our understanding of, or new IRS guidance relating to, tax reform; changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and our actual experience implementing the new revenue recognition accounting standard.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, beginning in first quarter 2017, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 14 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues, compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

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•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•	EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues. These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•	Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee revenue organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 11 and 12), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6, and 7, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	4th Q Ended Dec 31, 2017	4th Q Ended Dec 31, 2016	Year Ended Dec 31, 2017	Year Ended Dec 31, 2016
Commissions	$683.8	$596.8	$2,627.1	$2,439.1
Fees	236.1	219.7	868.8	775.7
Supplemental revenues	47.8	40.2	163.7	147.0
Contingent revenues	15.4	10.5	111.8	107.2
Investment income and gains realized on books of business sales	17.1	18.5	59.1	58.9

Revenues	1,000.2	885.7	3,830.5	3,527.9

Compensation	595.5	526.7	2,217.2	2,041.8
Operating	167.7	148.2	613.9	600.9
Depreciation	15.9	14.6	61.8	57.2
Amortization	64.9	61.4	261.8	244.7
Change in estimated acquisition earnout payables	1.5	10.9	29.3	32.1

Expenses	845.5	761.8	3,184.0	2,976.7

Earnings before income taxes	154.7	123.9	646.5	551.2
Provision for income taxes	55.9	45.3	222.5	194.1

Net earnings	98.8	78.6	424.0	357.1
Net earnings (loss) attributable to noncontrolling interests	1.0	(0.5)	8.1	3.6

Net earnings attributable to controlling interests	$97.8	$79.1	$415.9	$353.5

EBITDAC
Net earnings	$98.8	$78.6	$424.0	$357.1
Provision for income taxes	55.9	45.3	222.5	194.1
Depreciation	15.9	14.6	61.8	57.2
Amortization	64.9	61.4	261.8	244.7
Change in estimated acquisition earnout payables	1.5	10.9	29.3	32.1

EBITDAC	$237.0	$210.8	$999.4	$885.2

Risk Management Segment	4th Q Ended Dec 31, 2017	4th Q Ended Dec 31, 2016	Year Ended Dec 31, 2017	Year Ended Dec 31, 2016
Fees	$196.9	$185.3	$768.0	$717.1
Investment income	0.2	0.3	0.6	1.0

Revenues	197.1	185.6	768.6	718.1

Compensation	113.3	108.2	446.9	424.5
Operating	49.8	45.1	189.2	171.4
Depreciation	8.0	7.0	31.1	27.2
Amortization	0.8	0.7	2.9	2.5
Change in estimated acquisition earnout payables	1.9	—	1.6	—

Expenses	173.8	161.0	671.7	625.6

Earnings before income taxes	23.3	24.6	96.9	92.5
Provision for income taxes	9.2	9.5	37.0	35.3

Net earnings	14.1	15.1	59.9	57.2
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$14.1	$15.1	$59.9	$57.2

EBITDAC
Net earnings	$14.1	$15.1	$59.9	$57.2
Provision for income taxes	9.2	9.5	37.0	35.3
Depreciation	8.0	7.0	31.1	27.2
Amortization	0.8	0.7	2.9	2.5
Change in estimated acquisition earnout payables	1.9	—	1.6	—

EBITDAC	$34.0	$32.3	$132.5	$122.2

Corporate Segment	4th Q Ended Dec 31, 2017	4th Q Ended Dec 31, 2016	Year Ended Dec 31, 2017	Year Ended Dec 31, 2016
Revenues from consolidated clean coal facilities	$390.4	$303.2	$1,515.6	$1,303.8
Royalty income from clean coal licenses	11.7	11.5	46.4	48.1
Loss from unconsolidated clean coal facilities	(0.4)	(0.6)	(1.5)	(1.8)
Other net (losses) revenues	—	(0.4)	—	(1.3)

Revenues	401.7	313.7	1,560.5	1,348.8

Cost of revenues from consolidated clean coal facilities	420.5	329.5	1,635.9	1,408.6
Compensation	30.1	24.3	88.2	72.6
Operating	8.8	5.7	49.4	25.4
Interest	31.2	28.3	124.1	109.8
Depreciation	7.0	5.6	28.2	19.2

Expenses	497.6	393.4	1,925.8	1,635.6

Loss before income taxes	(95.9)	(79.7)	(365.3)	(286.8)
Benefit for income taxes	(96.2)	(87.0)	(380.6)	(317.5)

Net earnings	0.3	7.3	15.3	30.7
Net earnings attributable to noncontrolling interests	7.1	6.4	28.0	27.0

Net earnings (loss) attributable to controlling interests	$(6.8)	$0.9	$(12.7)	$3.7

EBITDAC
Net earnings	$0.3	$7.3	$15.3	$30.7
Benefit for income taxes	(96.2)	(87.0)	(380.6)	(317.5)
Interest	31.2	28.3	124.1	109.8
Depreciation	7.0	5.6	28.2	19.2

EBITDAC	$(57.7)	$(45.8)	$(213.0)	$(157.8)

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except share and per share data)

Total Company	4th Q Ended Dec 31, 2017	4th Q Ended Dec 31, 2016	Year Ended Dec 31, 2017	Year Ended Dec 31, 2016
Commissions	$683.8	$596.8	$2,627.1	$2,439.1
Fees	433.0	405.0	1,636.8	1,492.8
Supplemental revenues	47.8	40.2	163.7	147.0
Contingent revenues	15.4	10.5	111.8	107.2
Investment income and gains realized on books of business sales	17.3	18.8	59.7	59.9
Revenues from clean coal activities	401.7	314.1	1,560.5	1,350.1
Other net (losses) revenues - Corporate	—	(0.4)	—	(1.3)

Revenues	1,599.0	1,385.0	6,159.6	5,594.8

Compensation	738.9	659.2	2,752.3	2,538.9
Operating	226.3	199.0	852.5	797.7
Cost of revenues from clean coal activities	420.5	329.5	1,635.9	1,408.6
Interest	31.2	28.3	124.1	109.8
Depreciation	30.9	27.2	121.1	103.6
Amortization	65.7	62.1	264.7	247.2
Change in estimated acquisition earnout payables	3.4	10.9	30.9	32.1

Expenses	1,516.9	1,316.2	5,781.5	5,237.9

Earnings before income taxes	82.1	68.8	378.1	356.9
Benefit for income taxes	(31.1)	(32.2)	(121.1)	(88.1)

Net earnings	113.2	101.0	499.2	445.0
Net earnings attributable to noncontrolling interests	8.1	5.9	36.1	30.6

Net earnings attributable to controlling interests	$105.1	$95.1	$463.1	$414.4

Diluted net earnings per share	$0.57	$0.53	$2.54	$2.32

Dividends declared per share	$0.39	$0.38	$1.56	$1.52

EBITDAC
Net earnings	$113.2	$101.0	$499.2	$445.0
Benefit for income taxes	(31.1)	(32.2)	(121.1)	(88.1)
Interest	31.2	28.3	124.1	109.8
Depreciation	30.9	27.2	121.1	103.6
Amortization	65.7	62.1	264.7	247.2
Change in estimated acquisition earnout payables	3.4	10.9	30.9	32.1

EBITDAC	$213.3	$197.3	$918.9	$849.6

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2017		Dec 31, 2016
Cash and cash equivalents		$681.2	$545.5
Restricted cash		1,623.8	1,392.1
Premiums and fees receivable		2,157.2	1,844.8
Other current assets		708.4	633.7

Total current assets		5,170.6	4,416.1
Fixed assets - net		412.2	377.6
Deferred income taxes (includes tax credit carryforwards of $683.3 in 2017 and $477.9 in 2016)		905.1	796.5
Other noncurrent assets		567.0	504.3
Goodwill - net		4,197.9	3,767.8
Amortizable intangible assets - net		1,644.6	1,627.3

Total assets		$12,897.4	$11,489.6

Premiums payable to insurance and reinsurance companies		$3,475.9	$2,996.1
Accrued compensation and other accrued liabilities		864.1	772.1
Unearned fees		74.8	69.0
Other current liabilities		56.4	70.9
Premium financing debt		151.1	125.6
Corporate related borrowings - current		290.0	578.0

Total current liabilities		4,912.3	4,611.7
Corporate related borrowings - noncurrent		2,691.9	2,144.6
Other noncurrent liabilities		1,128.3	1,077.5

Total liabilities		8,732.5	7,833.8

Stockholders’ equity:
Common stock - issued and outstanding		181.0	178.3
Capital in excess of par value		3,388.2	3,265.5
Retained earnings	*	1,095.9	916.4
Accumulated other comprehensive loss	*	(559.9)	(763.6)

Total controlling interests stockholders’ equity		4,105.2	3,596.6
Noncontrolling interests		59.7	59.2

Total stockholders’ equity		4,164.9	3,655.8

Total liabilities and stockholders’ equity		$12,897.4	$11,489.6

*	The FASB has a narrow-scope project underway related to the reclassification of certain tax effects stranded in accumulated other comprehensive earnings resulting from the new corporate tax rate and issued an exposure draft that would require such amounts to be reclassified to retained earnings. The new guidance would be effective for all entities in fiscal years beginning after December 15, 2018 and interim periods within those years, and transition disclosures would be required in the period of adoption. Early adoption will be permitted and we could implement this change, if approved by the FASB, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which would result in a reclass of approximately $8.0 million.

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

OTHER INFORMATION	4th Q Ended Dec 31, 2017	4th Q Ended Dec 31, 2016	Year Ended Dec 31, 2017	Year Ended Dec 31, 2016
Basic weighted average shares outstanding (000s)	181,038	178,174	180,074	177,560
Diluted weighted average shares outstanding (000s)	183,575	179,089	182,115	178,387
Number of common shares outstanding at end of period (000s)			181,039	178,329
Workforce at end of period (includes acquisitions):
Brokerage			20,049	18,635
Risk Management			5,872	5,449
Total Company			26,783	24,790

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended Dec 31, 2017
Brokerage, as reported	$154.7	$55.9	$98.8	$1.0	$97.8	$0.53
Gains on book sales	(0.3)	(0.1)	(0.2)	—	(0.2)	—
Acquisition integration	5.1	1.2	3.9	—	3.9	0.02
Workforce & lease termination	15.7	3.6	12.1	—	12.1	0.07
Acquisition related adjustments	(1.9)	(0.4)	(1.5)	—	(1.5)	(0.01)

Brokerage, as adjusted	$173.3	$60.2	$113.1	$1.0	$112.1	$0.61

Risk Management, as reported	$23.3	$9.2	$14.1	$—	$14.1	$0.08
Workforce & lease termination	0.3	0.1	0.2	—	0.2	—
Acquisition related adjustments	1.7	0.5	1.2	—	1.2	0.01

Risk Management, as adjusted	$25.3	$9.8	$15.5	$—	$15.5	$0.09

Corporate, as reported	$(95.9)	$(96.2)	$0.3	$7.1	$(6.8)	$(0.04)
Litigation settlement	—	—	—	—	—	—
Home office lease termination/move	—	—	—	—	—	—
Tax adjustments	2.5	(27.0)	29.5	—	29.5	0.16

Corporate, as adjusted	$(93.4)	$(123.2)	$29.8	$7.1	$22.7	$0.12

4th Q Ended Dec 31, 2016
Brokerage, as reported	$123.9	$45.3	$78.6	$(0.5)	$79.1	$0.44
Gains on book sales	(1.9)	(0.5)	(1.4)	—	(1.4)	(0.01)
Acquisition integration	10.2	2.5	7.7	—	7.7	0.04
Workforce & lease termination	8.6	2.1	6.5	—	6.5	0.04
Acquisition related adjustments	7.0	1.7	5.3	—	5.3	0.03
Levelized foreign currency translation	(0.2)	(0.1)	(0.1)	—	(0.1)	—

Brokerage, as adjusted	$147.6	$51.0	$96.6	$(0.5)	$97.1	$0.54

Risk Management, as reported	$24.6	$9.5	$15.1	$—	$15.1	$0.08
Workforce & lease termination	0.9	0.3	0.6	—	0.6	0.01
Levelized foreign currency translation	0.2	0.1	0.1	—	0.1	—

Risk Management, as adjusted	$25.7	$9.9	$15.8	$—	$15.8	$0.09

Corporate, as reported	$(79.7)	$(87.0)	$7.3	$6.4	$0.9	$0.01
Litigation settlement	5.6	1.1	4.5	—	4.5	0.02

Corporate, as adjusted	$(74.1)	$(85.9)	$11.8	$6.4	$5.4	$0.03

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Reconciliation of Non-GAAP Measures—Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended Dec 31, 2017
Brokerage, as reported	$646.5	$222.5	$424.0	$8.1	$415.9	$2.28
Gains on book sales	(3.4)	(1.0)	(2.4)	—	(2.4)	(0.01)
Acquisition integration	14.8	4.3	10.5	—	10.5	0.06
Workforce & lease termination	30.1	8.2	21.9	—	21.9	0.12
Acquisition related adjustments	24.9	8.2	16.7	—	16.7	0.09

Brokerage, as adjusted	$712.9	$242.2	$470.7	$8.1	$462.6	$2.54

Risk Management, as reported	$96.9	$37.0	$59.9	$—	$59.9	$0.33
Workforce & lease termination	0.9	0.4	0.5	—	0.5	—
Acquisition related adjustments	1.1	0.3	0.8	—	0.8	0.01

Risk Management, as adjusted	$98.9	$37.7	$61.2	$—	$61.2	$0.34

Corporate, as reported	$(365.3)	$(380.6)	$15.3	$28.0	$(12.7)	$(0.07)
Litigation settlement	11.1	2.3	8.8	—	8.8	0.05
Home office lease termination/move	13.2	5.3	7.9	—	7.9	0.04
Tax adjustments	2.5	(27.0)	29.5	—	29.5	0.16

Corporate, as adjusted	$(338.5)	$(400.0)	$61.5	$28.0	$33.5	$0.18

Year Ended Dec 31, 2016
Brokerage, as reported	$551.2	$194.1	$357.1	$3.6	$353.5	$1.98
Gains on book sales	(6.6)	(1.9)	(4.7)	—	(4.7)	(0.03)
Acquisition integration	45.7	12.9	32.8	—	32.8	0.18
Workforce & lease termination	20.7	5.6	15.1	—	15.1	0.09
Acquisition related adjustments	20.7	5.8	14.9	—	14.9	0.09
U.K. statutory income tax rate change	—	1.5	(1.5)	—	(1.5)	(0.01)
Levelized foreign currency translation	(3.2)	(1.0)	(2.2)	—	(2.2)	(0.01)

Brokerage, as adjusted	$628.5	$217.0	$411.5	$3.6	$407.9	$2.29

Risk Management, as reported	$92.5	$35.3	$57.2	$—	$57.2	$0.32
Workforce & lease termination	2.2	0.7	1.5	—	1.5	0.01
Levelized foreign currency translation	0.6	0.3	0.3	—	0.3	—

Risk Management, as adjusted	$95.3	$36.3	$59.0	$—	$59.0	$0.33

Corporate, as reported	$(286.8)	$(317.5)	$30.7	$27.0	$3.7	$0.02
Litigation settlement	20.2	4.1	16.1	—	16.1	0.09

Corporate, as adjusted	$(266.6)	$(313.4)	$46.8	$27.0	$19.8	$0.11

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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